POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENT, each person whose signature appears below hereby constitutes and appoints Timothy J. Stewart, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 3, 2005.


     SIGNATURE                                         TITLE
----------------------------     -----------------------------------------------

 /s/Timothy J. Stewart           Principal Manager, President and Chief
 ----------------------          Executive Officer
Timothy J. Stewart


 /s/ Charles S. Crow, III        Manager
----------------------
Charles S. Crow, III


/s/ Richard B. Gross             Manager
----------------------
Richard B. Gross


/s/ David C. Reed                Manager
----------------------
David C. Reed


/s/ Roland Toppen                Chief Financial Officer
----------------------
Roland Toppen